UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2025 (December 2, 2024)

ADDUS HOMECARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 2, 2024, Addus HomeCare Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report that, on December 2, 2024, Addus HealthCare, Inc., an Illinois corporation (“Addus HealthCare”), a wholly-owned subsidiary of the Company, completed its acquisition of the personal care business (the “Acquired Business”) of Curo Health Services, LLC, a Delaware limited liability company, which does business as Gentiva (“Gentiva”), and on February 14, 2025, the Company filed Amendment No.1 to the Original Form 8-K (together with the Original Form 8-K, the “Amended Form 8-K) to include certain audited and unaudited financial statements and unaudited pro forma combined financial statements of the Acquired Business. This Amendment No. 2 to the Current Report on Form 8-K amends the Amended Form 8-K to include in Item 9.01 as set forth below the unaudited financial statements of the Acquired Business for the year-to-date ended December 1, 2024. All other disclosures contained in the Amended Form 8-K remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statement of operations for the year-to-date ended December 1, 2024, are filed herewith as Exhibit 99.1 to this report and incorporated herein by reference.

(c) Not applicable.

(d) Exhibits:
Exhibit No.	Description

99.1	Unaudited pro forma combined financial information and the related notes

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: August 27, 2025	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer